EXHIBIT 10.2

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                                 Amendment No. 1

                           Dated as of March 31, 2003

                                to Loan Agreement

                          Dated as of October 24, 2001

                                     Between

                         Citizens Communications Company

                                       And

                       Rural Telephone Finance Cooperative


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     THIS AMENDMENT NO.1, dated as of March 31, 2003 (this "Amendment"), between
Citizens Communications Company, a Delaware corporation ("Borrower"),  and RURAL
TELEPHONE  FINANCE   COOPERATIVE,   a  South  Dakota   cooperative   association
("Lender"), amends that certain Loan Agreement, dated as of October 24, 2001 (such agreement, as amended from time to time, the "Loan Agreement"; terms defined in the Loan Agreement are used herein as defined therein), between the Lender and the Borrower.

                                   WITNESSETH

     WHEREAS, the Borrower has requested that the Lender agree to amend certain provisions of the Loan Agreement; and

     WHEREAS, the Lender has agreed to such amendment upon the terms and subject to the conditions set forth herein;

     NOW THEREFORE, in consideration of the premises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1.  Amendments to the Loan Agreement

          (a) The definition of "EBITDA" in Section 1.01 is hereby deleted in its entirety and replaced by the following definition of "Consolidated EBITDA" to read as follows:

          "Consolidated EBITDA" shall mean, with respect to the Borrower and its Subsidiaries for any period: Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) consolidated interest expense for such period, (ii) consolidated income tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period, (iv) dividends on preferred stock, (v) losses attributable to minority interests, (vi) investment losses,
          (vii) any nonrecurring charges for such period relating to severance costs, restructuring costs or acquisition assimilation expenses,
          (viii) any extraordinary charges or non-cash charges for such period (provided that any cash payment made with respect to any such non-cash charge shall be subtracted in computing Consolidated EBITDA during the period in which such cash payment is made) and (ix) net losses in connection with the early retirement of debt and minus (b) without duplication and to the extent included in determining such Consolidated Net Income, (i) income or gains attributable to minority interests, (ii) investment income and (iii) any extraordinary gains or non-cash gains for such period, all determined on a consolidated basis in accordance with GAAP. For purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a


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          "Reference  Period")  in  connection  with  any  determination  of the
          Leverage Ratio, if after the first day of such Reference Period and on or prior to any date on which the Leverage Ratio is to be determined the Borrower or a consolidated Subsidiary shall have effected a Material Transaction, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto (without giving effect to cost savings not actually realized), as determined reasonably and in good faith by a Financial Officer, as if such Material Transaction occurred on the first day of such Reference Period. As used in this definition, `Material Transaction' means any acquisition or disposition outside the ordinary course of business of any property or assets that (x) constitute assets comprising all or substantially all of an operating unit of a business or equity interests of a Person representing a majority of the ordinary voting power or economic interests in such Person that are represented by all its outstanding capital stock and (y) involves aggregate consideration in excess of $50,000,000. Notwithstanding the foregoing, Consolidated EBITDA for any period shall not in any event be calculated to include the operations, income or expenses of any Non-Recourse Joint Venture, except to the extent of dividends or other distributions actually paid to the Borrower or any of its consolidated Subsidiaries (other than Non-Recourse Joint Ventures) during such period.".

          (b) A new definition of "Consolidated  Net Income" is added to Section
     1.01 to read as follows:

          "`Consolidated Net Income' shall mean, for any period, the net income or loss of the Borrower and its consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any
          Non-Recourse Joint Venture or any other Person (other than the Borrower) in which any other Person (other than the Borrower or any consolidated Subsidiary of the Borrower or any director holding qualifying shares in compliance with applicable law) owns an equity interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its consolidated Subsidiaries (other than Non-Recourse Joint Ventures) during such period, and (b) (except as otherwise specified in the definition of Consolidated EBITDA in connection with Material Transactions), the income or loss of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any Subsidiary of the Borrower or the date that such Person's assets are acquired by the Borrower or any Subsidiary of the Borrower."

          (c) The definition of "Financial Ratios" in Section 1.01 is hereby deleted and replaced by a new definition of "Financial Ratio", to read as follows:

          "Financial Ratio" shall mean the Leverage Ratio.

          (d) The definition of "Interest Coverage Ratio" in Section 1.01 is hereby deleted.

          (e) The definition of "Interest Expense" in Section 1.01 is hereby deleted.

          (f) The definition of "Leverage Ratio" in Section 1.01 is hereby amended in its entirety to read as follows:


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

          "Leverage Ratio" shall mean, with respect to any fiscal quarter, as of the date ending such fiscal quarter, the ratio of (a) Total Indebtedness as of such fiscal quarter end to (b) Consolidated EBITDA, for the four consecutive fiscal quarters immediately prior to such fiscal quarter end (including such fiscal quarter).

          (g) A new definition of "Total Indebtedness" is added to Section 1.01 to read as follows:

          "`Total Indebtedness' means, as of any date, the aggregate principal amount of Indebtedness of the Borrower and its consolidated Subsidiaries outstanding as of such date, in the amount and only to the extent that such Indebtedness would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP, minus the amount of cash and cash equivalents in excess of $50,000,000 that would be reflected on such balance sheet; provided, however, that Total Indebtedness shall not include (i) Non-Recourse Joint Venture Indebtedness, (ii) the equity units consisting of a 6.75% senior note due 2006 and a warrant for the common stock of the Borrower (the "6.75% Equity Units") and (iii) the 5% Company Obligated Mandatorily Redeemable Convertible Preferred Securities due 2036 (the "EPPICS")."

          (h) Section 5.02 of the Credit Agreement is amended by redesignating paragraphs (c) , (d) , (e) and (f) as paragraphs (d),(e), (f) and (g) , respectively, and by adding a new paragraph (c) to read as follows:

          "(c) concurrently with any delivery of financial statements under paragraph (a) or (b) of this Section, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (ii) setting forth reasonably detailed calculations (including with respect to any pro forma effect given to a Material Transaction) demonstrating compliance with Section 6.03 as of the last day of the most recent fiscal quarter covered by such financial statements;"

          (i) Section 6.03 is hereby amended in its entirety to read as follows:

     6.03 Financial Ratio

     As of the end of any fiscal quarter of the Borrower ending during any period set forth below the Borrower shall maintain a Leverage Ratio less than or equal to the ratio set forth opposite such period below:


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Period                                        Leverage Ratio
December 31, 2002 to December 30, 2003          4.5 to 1
December 31, 2003 to December 30, 2004          4.25 to 1
December 31, 2004 and after                     4.00 to 1


          (j) Section 7.08 of the Loan Agreement is hereby deleted.

          (k) Appendix A to the Loan Agreement is hereby deleted.

     Section 2. Representations and Warranties of the Borrower. To induce the Lender to enter into this Amendment, the Borrower represents and warrants to the Lender that, on the Effective Date (as defined below), after giving effect to this Amendment:

               (a)  No  Default  of  Event  of  Default  has   occurred  and  is
          continuing;

               (b) the execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any Person (including any Governmental Authority). The Loan Agreement as amended by this Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles or equity, including an implied covenant of good faith and fair dealing and

               (c) all of the representations and warranties of the Borrower in or pursuant to any Loan Document shall be true and correct in all material respects on and as of such date as if made on and as of such date (other than any such representations or warranties that, by their terms, refer to a specific date, in which case as of such specific date).

     Section 3. Conditions to Effectiveness. This Amendment shall be effective (such date, the "Effective Date") when the following conditions precedent shall have been satisfied:

          (a) The Lender shall have received counterparts hereof executed by duly authorized officers of the Borrower

          (b) All fees and expenses due and owing to the Lender shall have been paid.

          (c) The Lender shall have received such other documents, instruments and legal opinions in respect of any aspect or consequent of the transactions contemplated hereby as it shall reasonably request.


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     Section 4. Reference to and Effect in the Loan Agreement.

          (a) Upon the Effective Date, each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as amended hereby.

          (b) Except as specifically amended above, the Loan Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

          (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lender under the Loan Agreement, or constitute a waiver of any provision of any of the Loan Agreement.

     Section 5. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

     Section 6. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

                       CITIZENS COMMUNICATIONS COMPANY

                       By:    /s/ Donald B. Armour
                           -------------------------------------
                       Name:  Donald B. Armour
                       Title: Senior Vice President, Finance and Treasurer


                       RURAL TELEPHONE FINANCE COOPERATIVE

                       By:     /s/ Kenneth A. Fried
                          ---------------------------------------
                       Name:   Kenneth A. Fried
                       Title:: Assistant - Secretary Treasurer



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